SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 Form 8 - K



                               CURRENT REPORT

           Current Report Pursuant to Section 13 or 15 (d) of the
                       Securities Exchange Act of 1934


      Date of Report  (Date of earliest event reported):   March 31, 2000


                             BONDED MOTORS, INC.
                             -------------------
             (Exact name of registrant as specified in charter)


   California                       0-28102            95-2698520
----------------------------        ------------       --------------------
(State or Other Jurisdiction of     (Commission        (I.R.S. Employer
Incorporation or Organization )     File Number)       Identification Number)


7522 South Maie Avenue, Los Angeles, CA                       90001
----------------------------------------                      -----
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:         (323) 583-8631
                                                            --------------

ITEM 5.  OTHER EVENTS.

On April 3, 2000, the registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1. Following the issuance of the press release, The Nasdaq-Amex Market Group notified registrant that its previous request for continued inclusion on the Nasdaq National Market was denied and that the Nasdaq Listing Qualifications Panel determined to delist the registrant's securities from The Nasdaq Stock Market effective with the open of business on April 4, 2000.

According to Nasdaq-Amex, the registrant's securities may be immediately eligible to trade on the OTC Bulletin Board, and pursuant to SEC File No. TP 97-235, an exemption from Rule 15c2-11 has been granted to permit a broker-dealer, without having the information specified by the Rule, to publish in, or submit for publication in, a quotation medium, quotations for a security immediately after such security is no longer authorized for quotation on The Nasdaq Stock Market, subject to satisfaction of certain conditions.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS.

On March 31, 2000, the registrant received a letter of resignation by its director David Braunstein. A copy of Mr. Braunstein's resignation letter is attached hereto as Exhibit 99.2. In addition, on April 1, 2000, the registrant received a letter of resignation by its Chief Financial Officer, Paul Sullivan. A copy of Mr. Sullivan's resignation letter is attached hereto as Exhibit 99.3.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits.

                           99.1 Registrant's Press Release.

                           99.2 Letter of resignation from David Braunstein.

                           99.3 Letter of resignation from Paul Sullivan.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 3, 2000.

                                         BONDED MOTORS, INC.


                                         /s/AARON LANDON
                                         -----------------------------------
                                         by Aaron Landon
                                         President and Chief Executive Officer
                                         (Principal Executive Officer)

Exhibit 99.1


      BONDED MOTORS ANNOUNCES 66 PERCENT WORKFORCE REDUCTION; RESIGNATION OF CHIEF FINANCIAL OFFICER AND BOARD MEMBER; APPOINTMENT OF INTERIM CHIEF OPERATING OFFICER


Los Angeles--(BUSINESS WIRE) April 3, 2000 - On March 29, 2000, Bonded Motors, Inc. (Nadaq: BMTR) filed with the Securities and Exchange Commission a notification of late filing of its Annual Report on Form 10-K for the year ended December 31, 1999.

The company is required to file its Form 10-K not later than April 14, 2000. As previously reported, the company has been advised by its independent auditors, KPMG LLP, that it expects to issue a "going concern" opinion on the company's December 31, 1999 financial statements based on the company's current financial position.

As previously reported, the company is in violation of certain bank covenants under its working capital line of credit with Comerica Bank ("Bank") and has been working with the Bank to negotiate extensions of additional short-term financing.

In addition, the company has been working with its major trade suppliers through Motor Equipment Manufacturers' Association ("MEMA") to obtain an extension of credit terms on new orders. The company has satisfied its most recent financing requirements through a series of short term overdrafts to its existing credit line provided by the Bank and an interim credit agreement with MEMA.

Management has taken steps to reduce costs by effecting previously announced workforce reductions and closings of its distribution centers in Albany, New York, and Salida, California, and its manufacturing operation in Macon, Georgia.

On Friday, March 31, 2000, the company effected a further 66% workforce reduction in its Los Angeles manufacturing facility. In addition, management has been exploring various alternatives to obtain necessary short-term financing.

As of Friday, March 31, 2000, the company had not secured any alternative financing and was not able to reach a further agreement with MEMA for an extension of credit terms with the company's major trade suppliers. Comerica Bank has notified the company that it would cease extending additional credit to the company in the event the company was not able to reach such an agreement with MEMA by March 31, 2000.

If an agreement is not reached with the company's trade suppliers or if the company does not have access to the additional short-term financing from the Bank, the company will not be able to continue funding operations.

On March 27, 2000, the company appointed Michael Dulion as Interim Chief Operating Officer. On April 1, 2000, the company received resignation letters from its Chief Financial Officer, Paul Sullivan, and one of its directors, David Braunstein.

The Nasdaq-Amex Market Group has notified the company that it will delist the company's common stock from the Nasdaq National Market, as the company has not complied with the minimum $5 million market value of public float requirement of the National Market.

The company has appealed the Nasdaq delisting decision and requested that in the event its appeal is denied Nasdaq list its common Stock on the Nasdaq Small Cap Market.

Even if the company is able to secure additional short term financing from the Bank and reach a further agreement with its major trade suppliers, the company will require additional cash from outside sources to continue funding its operations.

Management is continuing to explore various alternatives to obtain such financing. There can be no assurance, however, that such financings would be available when needed, if at all, or on favorable terms and conditions. Additional equity financings would cause dilution of the outstanding common stock.

This release contains forward-looking statements within the meaning of federal securities laws which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, the discussions of the company's liquidity. Investors are cautioned that all forward-looking statements involve risks and uncertainties, in particular, regarding the company's plans for short-term liquidity. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved. The following release should be read in conjunction with the company's most recent reports filed with the Securities and Exchange Commission.

CONTACT:  Bonded Motors, Inc., Los Angeles
Michael Dulion 323/583-8631
323/277-3730 (Fax)

Exhibit 99.2

            [CALIFORNIA MANUFACTURING TECHNOLOGY CENTER LETTERHEAD]




March 31, 2000





Mr. Aaron Landon
Bonded Motors
7522 S. Maie Avenue
Los Angeles, CA  90001

Dear Aaron:

I hereby resign from the Board of Bonded Motors.

While on the Board, I have asked that materials be prepared and provided prior to Board Meetings to allow careful consideration and meaningful discussions by the Board. I had also asked for increased planning and systematic analysis of issues. Because of no progress in these areas, I feel that my contribution is compromised.

For the record, I have never received any compensation for Board meetings.

Sincerely,

/s/DAVID BRAUNSTEIN

David Braunstein
President and
Chief Executive Officer

DB:mms

cc:  Lee Petillon

Exhibit 99.3

March 31, 2000




To:                        Board of Directors of Bonded Motors, Inc.
                           -----------------------------------------

                           Aaron Landon,    Chairman of the Board
                           Bill Robinson,            Board Member
                           Jack Creamer,             Board Member
                           Bob Green,                Board Member

From:                      Paul Sullivan

Gentlemen:

I resign my position as Vice President, Finance & Administration, Chief Financial Officer of Bonded Motors, Inc.(the Company) effective March 31, 2000.

My reasons are simple: the Company can no longer assure me that I will be paid wages and benefits accrued in the past, or be paid reimbursable business expenses already incurred on behalf of the Company, or be paid wages and benefits which would accrue, or be paid reimbursable business expenses which may be incurred on behalf of the Company, should I continue my employment.

I have enjoyed working with the Board, with all management, and with the employees of Bonded Motors these past many years, and my departure from the Company is for no other reasons than those stated above. I will initiate a new job search shortly.

Finally, I wish the Company much success in the future.

Sincerely,

/s/ PAUL SULLIVAN

Paul Sullivan

cc:      Bonded Motors, Inc.        Personnel Department
cc:      Mark Hiraide               Corporate Counsel